Exhibit 99

                                  [LETTERHEAD]
                              BWR Public Relations
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       NATIONAL LAMPOON, INC APPOINTS DANIEL S. LAIKIN AS CEO & DOUGLAS S.
                              BENNETT AS PRESIDENT

                  MOVE COMPLETES TRANSITION STARTED IN MAY 2002

Los Angeles (January 31, 2005) - National Lampoon Inc. (OTCBB: NLPN), the most widely recognized brand in comedy, today appointed Daniel S. Laikin as Chief Executive Officer and Douglas S. Bennett as President.

Mr. Laikin has served as the company's Chief Operating Officer since the company's May 2002 reorganization transaction. Mr. Bennett has been with the company since June 2002 as a consultant and then became Executive Vice President in October 2002. They will continue to oversee all National Lampoon media and entertainment arms, including National Lampoon films, National Lampoon Networks and its newly launched National Lampoon Tours division. They will also work to aggressively implement additional strategic planning tactics to expand the brand's distribution across more media.

Speaking on behalf of the company, Mr. Laikin said, "This continues an exciting chapter in National Lampoon's ongoing business evolution. Over the last couple years we have demonstrated a commitment to re-energize and leverage the brand and intellectual properties, and have successfully moved the company back into all areas of media and entertainment."

Mr. Bennett added, "I am thrilled and honored to help lead National Lampoon. I was drawn to this company because the brand resonates with such a wide range of the public, making it one of the most recognized brands in media & entertainment. I look forward to continue working with a great team of people and helping build a future that will drive greater value for our shareowners, employees and consumers."

                             ABOUT NATIONAL LAMPOON

National Lampoon, Inc. is active in a broad array of entertainment segments, including feature films, television programming, interactive entertainment, home video, audio CDs and book publishing. The Company also owns interests in all major National Lampoon properties, including National Lampoon's Animal House, the National Lampoon Vacation series and National Lampoon's van Wilder. The National Lampoon Network serves over 600 colleges and universities throughout the United States. The network reaches as many as 4.8 million students, or nearly one in four of all 18 to 24 year old college students. In addition, the Company operates a humor website, www.nationallampoon.com, on the Internet. The Company has four operating divisions: National Lampoon Network, Entertainment Division, Publishing Division and Licensing Division.

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which are based on the Company's current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like "would," "intend," "hope," "will," "may," "should," "expect," "anticipate," "believe," "estimate," "predict," "continue," or similar words. Forward-looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate in the United States and other risks and uncertainties, including those enumerated and described in the Company's filings with the Securities and Exchange Commission, whose filings are available on the SEC's website at Sec.com. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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